                                                                    Exhibit 4.01

          This Subordinated Note is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of the Depository named below or a nominee of the Depository. This Subordinated Note is not exchangeable for Subordinated Notes registered in the name of a Person other than the Depository or its nominee except in the limited circumstances described herein and in the Indenture, and no transfer of this Subordinated Note (other than a transfer of this Subordinated Note as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in the limited circumstances described herein.

          Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (the "Depository"), to Citigroup Inc. or its agent for registration of transfer, exchange, or payment, and any certificate issued in respect thereof is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of the Depository (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depository), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

          THE SUBORDINATED NOTES ARE NOT SAVINGS ACCOUNTS OR DEPOSITS BUT ARE UNSECURED OBLIGATIONS OF CITIGROUP INC. THE SUBORDINATED NOTES ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR BY ANY OTHER FEDERAL AGENCY OR INSTRUMENTALITY.

                                 CITIGROUP INC.
                FLOATING RATE SUBORDINATED NOTES DUE JUNE 9, 2016

REGISTERED                                                            REGISTERED

                                                              CUSIP: 172967 DM 0
                                                              ISIN: US172967DM09
                                                          Common Code: 025744497

No. R-______                                                         $__________

          CITIGROUP INC., a Delaware corporation (the "Company", which term includes any successor Person under the Indenture), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $__________ on June 9, 2016 and to pay interest thereon from and including June 9, 2006 or from the most recent Interest Payment Date (as defined herein) to which interest has been paid or duly provided for, quarterly, on March 9, June 9, September 9 and December 9 of each year, commencing September 9, 2006, at the rate per annum for each Interest Period of three-month LIBOR, determined as provided herein, plus 0.27% until the principal hereof is paid or made available for payment (each such payment date, an "Interest Payment Date"). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid pursuant to the instructions of the Person in whose name this Subordinated Note is registered at the close of business on the Record Date for such interest, which shall be the Business Day immediately preceding such Interest Payment Date.

          Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the holder on such Record Date and may either be paid pursuant to the instructions of the Person in whose name this Subordinated Note is registered at the close of business on a subsequent Record Date, such subsequent Record Date to be not less than five days prior to the date of payment of such defaulted interest, notice whereof shall be given to holders of Subordinated Notes of this series not less than 15 days prior to such subsequent Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Subordinated Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

          Interest hereon will be calculated on the basis of the actual number of days elapsed in an Interest Period and a 360-day year. Dollar amounts resulting from such calculation will be rounded to the nearest cent, with one-half cent being rounded upward. An "Interest Period" shall be the period from and including an Interest Payment Date (or from June 9, 2006 in the case of the first Interest Payment Date) to and including the day immediately preceding the next Interest Payment Date.

          If an Interest Payment Date falls on a day that is not a Business Day, such Interest Payment Date will be the next succeeding Business Day. If the Maturity of the Subordinated Notes falls on a day that is not a Business Day, the payment due on Maturity will be postponed to the next succeeding Business Day, and no further interest will accrue in respect of such postponement. If a date for payment of interest or principal on the Subordinated Notes falls on a day that is not a business day in the place of payment, such payment will be made on the next succeeding business day in such place of payment as if made on the date the payment was due. No interest will accrue on any amounts payable for the period from and after the due date for payment of such principal or interest.

          For these purposes, "Business Day" means any day on which commercial banks settle payments and are open for general business in The City of New York and London.

          Payment of the principal of and interest on this Subordinated Note will be made at the office or agency of the Trustee maintained for that purpose in The City of New York.

          Reference is hereby made to the further provisions of this Subordinated Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee or by an authenticating agent on behalf of the Trustee by manual signature, this Subordinated Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: June 9, 2006

                                        CITIGROUP INC.


                                        By:
                                            ------------------------------------
                                        Title: Assistant Treasurer


ATTEST:


By:
    ---------------------------------
Title: Assistant Secretary

          This is one of the Notes of the series issued under the within-mentioned Indenture.

Dated: June 9, 2006

                                        J.P. MORGAN TRUST COMPANY, N.A.,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        -or-


                                        CITIBANK, N.A.,
                                        as Authenticating Agent


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

     This Subordinated Note is one of a duly authorized issue of Securities of the Company (the "Subordinated Notes"), issued and to be issued in one or more series under the Indenture, dated as of April 12, 2001, as supplemented August 2, 2004 (the "Indenture"), between the Company and J.P. Morgan Trust Company, N.A. (successor-in-interest to Bank One Trust Company, N.A.), as Trustee (the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Subordinated Notes and of the terms upon which the Subordinated Notes are, and are to be, authenticated and delivered. This Subordinated Note is one of the series designated on the face hereof, initially limited in aggregate principal to $600,000,000.

     The Company covenants and agrees that the indebtedness evidenced by the Subordinated Notes is subordinate and junior in right of payment to all Senior Indebtedness (as defined in the Indenture) to the extent provided in the Indenture, and each holder of Subordinated Notes, by his or her acceptance thereof, likewise covenants and agrees to the subordination provided in the Indenture (including Article Fourteen thereof) and shall be bound by the provisions thereof.

     In the event that the Company shall default in the payment of any principal of (or premium, if any) or interest on any Senior Indebtedness when the same becomes due and payable after any applicable grace period, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) shall be made or agreed to be made on account of the principal of, or premium, if any, or interest on the indebtedness evidenced by the Subordinated Notes, or in respect of any redemption, retirement or other acquisition of any of the Subordinated Notes, except that holders of Subordinated Notes may receive and retain (x) securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in these subordination provisions with respect to the indebtedness evidenced by the Subordinated Notes, to the payment of all Senior Indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment and (y) payments made from a defeasance trust created pursuant to Article Eleven of the Indenture.

     In the event of:

          (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Company, its creditors or its property,

          (ii) any proceeding for liquidation, dissolution or other winding up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings,

          (iii) any assignment by the Company for the benefit of creditors, or

          (iv) any other marshalling of the assets of the Company,

all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made to any Holder of any of the Subordinated Notes on account thereof (except as provided in the next sentence). Any payment or distribution, whether in cash, securities or other property (other than (x) securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in these subordination provisions with respect to the indebtedness evidenced by the Subordinated Notes, to the payment of all Senior Indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment and (y) payments made from a defeasance trust created pursuant to Article Eleven of the Indenture), which would otherwise (but for these subordination provisions) be payable or deliverable in respect of the Subordinated Notes shall be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) shall have been paid in full.

     This Subordinated Note will bear interest for each Interest Period at a rate determined by Citibank, N.A., acting as Calculation Agent. The interest rate on this Subordinated Note for a particular Interest Period will be a per annum rate equal to three-month LIBOR as determined on the related Interest Determination Date, plus 0.27%. The Interest Determination Date for an Interest Period will be the second London business day preceding such Interest Period. The Interest Determination Date for the first Interest Period was June 7, 2006. Promptly upon determination, the Calculation Agent will inform the Trustee and the Company of the interest rate for the next Interest Period. Absent manifest error, the determination of the interest rate by the Calculation Agent shall be binding and conclusive on the holders of Subordinated Notes, the Trustee and the Company.

     A London business day is a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

     On any Interest Determination Date, LIBOR will be equal to the offered rate for deposits in U.S. dollars having an index maturity of six months for the next Interest Period, in amounts of at least $1,000,000, as such rate appears on Telerate Page 3750 at approximately 11:00 a.m., London time, on such Interest Determination Date. If the Telerate Page 3750 is replaced by another service or ceases to exist, the Calculation Agent will use the replacing service or such other service that may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits.

     If no offered rate appears on Telerate Page 3750 on an Interest Determination Date at approximately 11:00 a.m., London time, then the Calculation Agent (after consultation with the Company) will select four major banks in the London interbank market and shall request each of their principal London offices to provide a quotation of the rate at which six-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time, that is representative of single transactions at that time. If at least two quotations are provided, LIBOR will be the arithmetic average of the quotations provided. Otherwise, the Calculation Agent will select three major banks in New York City and shall request each of them to provide a quotation of the rate offered by them at approximately 11:00 a.m., New York City time, on the Interest Determination Date for loans in U.S. dollars to leading European banks having an index maturity of six months for the applicable Interest Period in an amount of at least $1,000,000 that is representative of single transactions at that time. If three quotations are provided, LIBOR will be the arithmetic average of the quotations provided. Otherwise, the rate of LIBOR for the next Interest Period will be set equal to the rate of LIBOR for the current Interest Period.

     The Luxembourg Stock Exchange shall be notified of the interest rate, the amount of the interest payment and the Interest Payment Date for a particular Interest Period not later than the first day of such Interest Period. Upon request from any Noteholder, the Calculation Agent will provide the interest rate in effect on this Subordinated Note for the current Interest Period and, if it has been determined, the interest rate to be in effect for the next Interest Period.

     If an event of default (as defined in the Indenture) with respect to Subordinated Notes of this series shall occur and be continuing, the principal of the Subordinated Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Subordinated Note upon compliance by the Company with certain conditions set forth in Article Eleven thereof, which provisions apply to this Subordinated Note.

     The Indenture contains provisions permitting the Company and the Trustee, without the consent of the holders of Securities, to establish, among other things, the form and terms of any series of Securities issuable thereunder by one or more supplemental indentures, and, with the consent of the holders of not less than a majority of the principal amount of Securities at the time Outstanding which are affected thereby, to modify the Indenture or any supplemental indenture or the rights of the holders of Securities of such series to be affected, provided that no such modification shall, without the consent of the holder of each Outstanding Security so affected, (x) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium thereon, or change any place of payment where, or the coin or currency in which any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption on or after the Redemption Date) or modify the provisions of the Indenture with respect to the subordination of the Securities in a manner adverse to the Securityholders or (y) reduce the aforesaid percentage in principal amount of the Outstanding Securities of any series, the consent of the holders of which is required for any supplemental indenture, or the consent of whose holders is required for any waiver provided for in the Indenture, or (z) modify certain other provisions of the Indenture, as set forth in Section 13.02 of the Indenture.

     No reference herein to the Indenture and no provision of this Subordinated Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Subordinated Note at the times, place and rate, and in the coin or currency, herein prescribed.

     This Subordinated Note is a Global Security registered in the name of a nominee of the Depository. This Subordinated Note is exchangeable for Subordinated Notes registered in the name of a person other than the Depository or its nominee only in the limited circumstances hereinafter described. Unless and until it is exchanged in whole or in part for definitive Subordinated Notes in certificated form, this Subordinated Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository.

     The Subordinated Notes represented by this Global Security are exchangeable for definitive Subordinated Notes in certificated form of like tenor as such Subordinated Notes in denominations of $100,000 and whole multiples of $1,000 in excess thereof only if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Subordinated Notes or (ii) the Depository ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, or (iii) the Company in its sole discretion decides to allow the Subordinated Notes to be exchanged for definitive Subordinated Notes in registered form. Any Subordinated Notes that are exchangeable pursuant to the preceding sentence are exchangeable for certificated Subordinated Notes issuable in authorized denominations and registered in such names as the Depository shall direct. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of definitive Subordinated Notes in certificated form is registrable in the register maintained by the Company in The City of New York for such purpose, upon surrender of the definitive Subordinated Note for registration of transfer at the office or agency of the registrar, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the registrar duly executed by, the holder thereof or his attorney duly authorized in writing, and thereupon one or more new Subordinated Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. Subject to the foregoing, this Subordinated Note is not exchangeable, except for a Global Security or Global Securities of this issue of the same principal amount to be registered in the name of the Depository or its nominee.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Subordinated Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Subordinated Note is registered as the owner hereof for all purposes, whether or not this Subordinated Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     The Company will pay additional amounts ("Additional Amounts") to the beneficial owner of any Subordinated Note that is a non-United States person in order to ensure that every net payment on such Subordinated Note will not be less, due to payment of U.S. withholding tax, than the amount then due and payable. For this purpose, a "net payment" on a Subordinated Note means a payment by the Company or a paying agent, including payment of principal and interest, after deduction for any present or future tax, assessment or other governmental charge of the United States. These Additional Amounts will constitute additional interest on the Subordinated Note.

     The Company will not be required to pay Additional Amounts, however, in any of the circumstances described in items (1) through (13) below.

     (1)  Additional Amounts will not be payable if a payment on a Subordinated
          Note is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner:

          (a) having a relationship with the United States as a citizen, resident or otherwise;

          (b)  having had such a relationship in the past or

          (c)  being considered as having had such a relationship.

     (2)  Additional Amounts will not be payable if a payment on a Subordinated
          Note is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner:

          (a) being treated as present in or engaged in a trade or business in the United States;

          (b) being treated as having been present in or engaged in a trade or business in the United States in the past or

          (c)  having or having had a permanent establishment in the United
               States.

     (3)  Additional Amounts will not be payable if a payment on a Subordinated
          Note is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld in whole or in part by reason of the beneficial owner being or having been any of the following (as such terms are defined in the Internal Revenue Code of 1986, as amended):

          (a)  personal holding company;

          (b)  foreign personal holding company;

          (c) foreign private foundation or other foreign tax-exempt organization;

          (d)  passive foreign investment company;

          (e)  controlled foreign corporation or

          (f) corporation which has accumulated earnings to avoid United States federal income tax.

     (4)  Additional Amounts will not be payable if a payment on a Subordinated
          Note is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner owning or having owned, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of the Company entitled to vote or by reason of the beneficial owner being a bank that has invested in a Subordinated Note as an extension of credit in the ordinary course of its trade or business.

For purposes of items (1) through (4) above, "beneficial owner" means a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership, limited liability company, corporation or other entity, or a person holding a power over an estate or trust administered by a fiduciary holder.

     (5) Additional Amounts will not be payable to any beneficial owner of a Subordinated Note that is a:

          (a)  fiduciary;

          (b)  partnership;

          (c)  limited liability company or

          (d)  other fiscally transparent entity

          or that is not the sole beneficial owner of the Subordinated Note, or any portion of the Subordinated Note. However, this exception to the obligation to pay Additional Amounts will only apply to the extent that a beneficiary or settlor in relation to the fiduciary, or a beneficial owner or member of the partnership, limited liability company or other fiscally transparent entity, would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment.

     (6)  Additional Amounts will not be payable if a payment on a Subordinated
          Note is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the failure of the beneficial owner or any other person to comply with applicable certification, identification, documentation or other information reporting requirements. This exception to the obligation to pay Additional Amounts will only apply if compliance with such reporting requirements is required by statute or regulation of the United States or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge.

     (7)  Additional Amounts will not be payable if a payment on a Subordinated
          Note is reduced as a result of any tax, assessment or other governmental charge that is collected or imposed by any method other than by withholding from a payment on a Subordinated Note by the Company or a paying agent.

     (8)  Additional Amounts will not be payable if a payment on a Subordinated
          Note is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later.

     (9)  Additional Amounts will not be payable if a payment on a Subordinated
          Note is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld by reason of the presentation by the beneficial owner of a Subordinated Note for payment more than 30 days after the date on which such payment becomes due or is duly provided for, whichever occurs later.

     (10) Additional Amounts will not be payable if a payment on a Subordinated
          Note is reduced as a result of any:

          (a)  estate tax;

          (b)  inheritance tax;

          (c)  gift tax;

          (d)  sales tax;

          (e)  excise tax;

          (f)  transfer tax;

          (g)  wealth tax;

          (h)  personal property tax or

          (i) any similar tax, assessment, withholding, deduction or other governmental charge.

     (11) Additional Amounts will not be payable if a payment on a Subordinated
          Note is reduced as a result of any tax, assessment, or other governmental charge required to be withheld by any paying agent from a payment of principal or interest on a Subordinated Note if such payment can be made without such withholding by any other paying agent.

     (12) Additional amounts will not be payable if a payment on a Subordinated
          Note is reduced as a result of any tax, assessment or other governmental charge that is required to be made pursuant to any European Union directive on the taxation of savings income or any law implementing or complying with, or introduced to conform to, any such directive.

     (13) Additional Amounts will not be payable if a payment on a Subordinated
          Note is reduced as a result of any combination of items (1) through
          (12) above.

     Except as specifically provided herein, the Company will not be required to make any payment of any tax, assessment or other governmental charge imposed by any government or a political subdivision or taxing authority of such government.

     As used in this Subordinated Note, "United States person" means:

     (a)  any individual who is a citizen or resident of the United States;

     (b) any corporation, partnership or other entity created or organized in or under the laws of the United States;

     (c) any estate if the income of such estate falls within the federal income tax jurisdiction of the United States regardless of the source of such income and

     (d) any trust if a United States court is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of the substantial decisions of the trust.

     Additionally, "non-United States person" means a person who is not a United States person, and "United States" means the states of the United States of America and the District of Columbia, but excluding its territories and its possessions.

     Except as provided below, the Subordinated Notes may not be redeemed prior to maturity.

     (1)  The Company may, at its option, redeem the Subordinated Notes if:

          (a) the Company becomes or will become obligated to pay Additional Amounts as described above;

          (b) the obligation to pay Additional Amounts arises as a result of any change in the laws, regulations or rulings of the United States, or an official position regarding the application or interpretation of such laws, regulations or rulings, which change is announced or becomes effective on or after June 2, 2006 and

          (c) the Company determines, in its business judgment, that the obligation to pay such Additional Amounts cannot be avoided by the use of reasonable measures available to it, other than substituting the obligor under the Subordinated Notes or taking any action that would entail a material cost to the Company.

     (2)  The Company may also redeem the Subordinated Notes, at its option, if:

          (a) any act is taken by a taxing authority of the United States on or after June 2, 2006, whether or not such act is taken in relation to the Company or any affiliate, that results in a substantial probability that the Company will or may be required to pay Additional Amounts as described above;

          (b) the Company determines, in its business judgment, that the obligation to pay such Additional Amounts cannot be avoided by the use of reasonable measures available to it, other than substituting the obligor under the Subordinated Notes or taking any action that would entail a material cost to the Company and

          (c) the Company receives an opinion of independent counsel to the effect that an act taken by a taxing authority of the United States results in a substantial probability that the Company will or may be required to pay the Additional Amounts described above, and delivers to the Trustee a certificate, signed by a duly authorized officer, stating that based on such opinion the Company is entitled to redeem the Subordinated Notes pursuant to their terms.

Any redemption of the Subordinated Notes as set forth in clauses (1) or (2) above shall be in whole, and not in part, and will be made at a redemption price equal to 100% of the principal amount of the Subordinated Notes Outstanding plus accrued interest thereon to the date of redemption. Holders shall be given not less than 30 days nor more than 60 days' prior notice by the Trustee of the date fixed for such redemption.

     All terms used in this Subordinated Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture. The Subordinated Notes are governed by the laws of the State of New York.